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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               SEPTEMBER 29, 1998



                       NORWOOD PROMOTIONAL PRODUCTS, INC.
                       ----------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     TEXAS                        0-21800                 74-2553074
     -----                        -------                 ----------
(STATE OR OTHER               (COMMISSION FILE           (IRS EMPLOYER
JURISDICTION OF                   NUMBER)              IDENTIFICATION NO.)
INCORPORATION)



                         106 E. SIXTH STREET, SUITE 300
                               AUSTIN, TEXAS 78701
                               -------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (512) 476-7100




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ITEM 5.  OTHER EVENTS.

         On September 29, 1998, Norwood Promotional Products, Inc. (the "Company") announced the formation of its Operational Leadership Team (the "Team"). The Team includes Frank P. Krasovec, the Company's founder, Chairman, President and Chief Executive Officer; James P. Gunning, Jr., Vice Chairman, Secretary, Treasurer and Chief Financial Officer; John K. Finnell, Executive Vice President of Marketing and Education; and James C. Preston, Chief Operating Officer. Mr. Gunning has been with the Company since 1997 and has served as Secretary, Treasurer and Chief Financial Officer. Mr. Finnell, a 13-year veteran of the Company, most recently held the position of Senior Vice President for Learning and Performance Enhancement. Mr. Preston joined the Company earlier this year as the Chief Executive Officer of its largest operating unit, the RCC Group. Prior to joining the Company, Mr. Preston was the President of Hazel, a supplier of leather and vinyl business accessories.

         The Company also announced that Michael Linderman, the Company's former Executive Vice President, recently left the Company to assume the role of Executive Vice President of the Promotional Products Group of HA-LO Industries, Inc., a distributor of promotional products and one of the Company's largest customers.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated: October 5, 1998   NORWOOD PROMOTIONAL PRODUCTS, INC.


                               By:      /s/ JAMES P. GUNNING, JR.
                                    -------------------------------------
                               Name:    James P. Gunning, Jr.
                               Title:   Vice Chairman, Secretary, Treasurer and
                                        Chief Financial Officer